Exhibit 99.B(j)(1)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,
HONG KONG, LONDON, LOS ANGELES,
NEW YORK, NORTHERN VIRGINIA,
PALO ALTO, SACRAMENTO, SAN DIEGO,
SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

February 26, 2016

Victory Institutional Funds
3435 Stelzer Road
Columbus, Ohio 43219

Re:                             Victory Institutional Funds
Post-Effective Amendment No. 24
File No. 333-115476; ICA No. 811-21584

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 24 to Registration Statement No. 333-115476.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP